Exhibit 99.2

December 22, 2020

Greenwich LifeSciences, Inc. Announces Closing of Public Offering of Common Stock

STAFFORD, Texas—(Business Wire)— Greenwich LifeSciences, Inc. (Nasdaq: GLSI) (the “Company”), a clinical-stage biopharmaceutical company focused on the development of GP2, an immunotherapy to prevent breast cancer recurrences in patients who have previously undergone surgery, today announced the closing of its previously announced underwritten public offering of common stock, resulting in gross proceeds to the Company of $26.4 million. The Company intends to use the net proceeds for completion of all manufacturing and all clinical trial activities to complete an interim analysis and data readout of the GP2 Phase III clinical trial, for the submission of a Biologics Licensing Application to the FDA seeking conditional marketing approval of GP2, for the in-licensing or acquisition and development of additional products, including the coronavirus vaccine program, and for working capital and general corporate purposes.

The Company has also granted the underwriters a 45-day option to purchase up to an additional 99,000 shares of common stock offered in the public offering to cover over-allotments, if any, at the public offering price, which would increase the total gross proceeds of the offering to approximately $30.4 million, if exercised in full.

Aegis Capital Corp. acted as sole bookrunner for the offering.

This offering was made pursuant to a registration statement on Form S-1 (File No. 333-251366) previously filed with the U.S. Securities and Exchange Commission (the "SEC") and subsequently declared effective on December 17, 2020 and a registration statement on Form S-1 (File No. 333-251438) previously filed with the SEC and immediately declared effective on December 17, 2020. A final prospectus related to the offering was filed and is available on the SEC’s website. Electronic copies of the final prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th Floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenwich LifeSciences, Inc.

Greenwich LifeSciences is a clinical-stage biopharmaceutical company focused on the development of GP2, an immunotherapy to prevent breast cancer recurrences in patients who have previously undergone surgery. GP2 is a 9 amino acid transmembrane peptide of the HER2/neu protein. In a randomized, single-blinded, placebo-controlled, multi-center (16 sites led by MD Anderson Cancer Center) Phase IIb clinical trial, no recurrences were observed in the HER2/neu 3+ adjuvant setting after median 5 years of follow-up, if the patient received the 6 primary intradermal injections over the first 6 months (p = 0.0338). Of the 138 patients that have been treated with GP2 to date over 4 clinical trials, GP2 treatment was well tolerated and no serious adverse events were observed related to GP2 immunotherapy. Greenwich LifeSciences is planning to commence a Phase III clinical trial using a similar treatment regime as the Phase IIb clinical trial. For more information on Greenwich LifeSciences, please visit the Company’s website: www.greenwichlifesciences.com.

Forward-Looking Statement Disclaimer

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Greenwich LifeSciences Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including statements regarding the intended use of net proceeds from the public offering; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Greenwich LifeSciences, Inc. undertakes no duty to update such information except as required under applicable law.

Company Contact

Snehal Patel

Investor Relations

(832) 819-3232

info@greenwichlifesciences.com

Investor & Public Relations Contact for Greenwich LifeSciences

Dave Gentry

RedChip Companies Inc.

Office: 1-800-RED CHIP (733 2447)

Cell: (407) 491-4498

dave@redchip.com

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